UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2024

 iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive
Bedford, MA 01730
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IRBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On November 6, 2024, iRobot Corporation (the “Company”) announced its financial results for the fiscal quarter ended September 28, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K.
The information in this Item 2.02 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Financial Officer Transition
On November 4, 2024, Julie Zeiler stepped down as Executive Vice President and Chief Financial Officer of the Company, effective December 2, 2024. The Board of Directors of the Company (the “Board”) has appointed Karian Wong as Executive Vice President and Chief Financial Officer, effective December 2, 2024.
Ms. Wong, age 48, has been the Company’s principal accounting officer since May 2020, and the Company’s VP, Finance since July 2017. Prior to joining iRobot, Ms. Wong served in a number of positions at Nuance Communications, including VP and Controller, Accounting and Reporting from January 2016 through July 2017, and VP, Corporate and North America Accounting from March 2014 to December 2015. Ms. Wong has a B.S. in business administration, accounting and finance from the University of Arizona.
The Company has entered into an employment agreement with Ms. Wong that will govern the terms of her employment as Executive Vice President and Chief Financial Officer of the Company (“CFO Employment Agreement”). For her service as the Company’s Chief Financial Officer, Ms. Wong will receive an annual base salary of $450,000. Ms. Wong’s bonus target will range from 0% to 75% of her annual base salary depending on Company and individual performance for that year. Ms. Wong will receive a one-time grant of 125,000 time-based restricted stock units vesting over a three-year period and 125,000 performance-based restricted stock units subject to vesting upon achievement of certain price milestones of the Company’s common stock. The CFO Employment Agreement provides for severance payments equal to 100% of Ms. Wong’s annual base salary for 12 months, prorated bonus for the year in which termination occurs, as well as certain continued health benefits, in the event that the Company terminates her employment without cause. In addition, the CFO Employment Agreement provides that if the Company experiences a change in control and Ms. Wong’s employment is terminated without cause, or if Ms. Wong terminates her employment for “good reason” as defined in the CFO Employment Agreement, then all unvested stock options, awards and rights granted to Ms. Wong under any of the Company’s incentive plans will become fully-vested and immediately exercisable and Ms. Wong will be entitled to severance payments equal to 200% of her annual base salary and 200% of her annual bonus, as well as certain continued health benefits. The foregoing description is qualified in its entirety by the CFO Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
The Company will enter into an indemnification agreement with Ms. Wong, substantially in the form as applicable to other executive officers of the Company. There are no other arrangements or understandings between Ms. Wong and any other persons in connection with her appointment. There are no family relationships between Ms. Wong and any director or executive officer of the Company, and Ms. Wong is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act.
To support the financial leadership transition, Ms. Zeiler has entered into a Transitional Services and Separation Agreement with the Company (the “Zeiler Transition Agreement”) pursuant to which she will remain as an employee of the Company in the role of Advisor to the CFO until no later than March 28, 2025. In this role, Ms. Zeiler will continue to receive an annual base salary of $500,000 and continue vesting in her outstanding equity awards; however, she will not be eligible for a bonus based on 2025 performance, and she will receive pro ration of her base salary to the extent her work schedule is reduced at the Company’s discretion to three days per week between February 1, 2025 and March 28, 2025. If Ms. Zeiler does not resign and is not terminated by the Company for cause, in each case on or before March 28, 2025, the Company will (i) pay to Ms. Zeiler severance of 12 months of Ms. Zeiler’s annual base salary, (ii) pay the employer portion of certain health benefits for 12 months, and (iii) accelerate the vesting of Ms. Zeiler’s then-outstanding equity grants subject to vesting within the twelve-month anniversary of the last day of her employment with the Company, in each case subject to Ms. Zeiler’s continued compliance with restrictive covenants. The Zeiler Transition Agreement also provides that Ms. Zeiler will be subject to noncompetition and nonsolicitation restrictions in connection with her transition from the Company and includes a general release of claims from Ms. Zeiler in favor of the Company. The terms of the Zeiler Transition Agreement supersede any benefits for which Ms. Zeiler would have otherwise been eligible under any other agreement between Ms. Zeiler and the Company. The foregoing description of the Zeiler Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Zeiler Transition Agreement, which is attached hereto as Exhibit 10.2, and incorporated herein by reference.
Chief Human Resources Officer Transition
On November 4, 2024, Russell J. Campanello stepped down as Executive Vice President, Human Resources and Corporate Communications of the Company, effective December 2, 2024. The Board has appointed Jules Connelly as Senior Vice President and Chief Human Resources Officer effective December 2, 2024.
Jules Connelly, age 40, was previously the Company’s Sr. Director, Human Resources from July 2023 through July 2024, the Company’s Sr. Director, Talent Acquisition from March 2022 through July 2023, the Company’s Director of Talent Acquisition from June 2020 through March 2022, and the Company’s Principle Advisor, Talent Acquisition from June 2017 through May 2020. Prior to joining iRobot, Ms. Connelly served in a number of positions at NutraClick, HireMinds, Fireside Living, Fleishman-Hillard, and EF Education. Ms. Connelly has a B.A. in Psychology from the College of Liberal Arts & Sciences, University of Connecticut.
The Company has entered into an employment agreement with Ms. Connelly that will govern the terms of her employment as Senior Vice President and Chief Human Resources Officer of the Company (“CHRO Employment Agreement”). For her service as the Company’s Senior Vice President and Chief Human Resources Officer, Ms. Connelly will receive an annual base salary of $350,000. Ms. Connelly’s bonus target will range from 0% to 60% of her annual base salary which will be prorated based on months of service. The actual bonus amount will depend upon the Company’s achievement of certain financial and business goals and can range from 0% to 200% of the target. Ms. Connelly will receive a one-time grant of 120,000 time-based restricted stock units vesting over a three-year period. The CHRO Employment Agreement provides for severance payments equal to 100% of Ms. Connelly’s annual base salary for 12 months, prorated bonus for the year in which termination occurs, as well as certain continued health benefits, in the event that the Company terminates her employment without cause. In addition, the CHRO Employment Agreement provides that if the Company experiences a change in control and Ms. Connelly’s employment is terminated without cause, or if Ms. Connelly terminates her employment for “good reason” as defined in the CHRO Employment Agreement, then all unvested stock options, awards and rights granted to Ms. Connelly under any of the Company’s incentive plans will become fully-vested and immediately exercisable and Ms. Connelly will be entitled to severance payments equal to 200% of her annual base salary and 200% of her annual bonus, as well as certain continued health benefits.
In connection with the CHRO Employment Agreement, Ms. Connelly also entered into a restrictive covenant agreement, which includes non-compete and non-solicit covenants that apply during her employment and for up to 24 months thereafter in certain circumstances, and confidentiality, publicity, and invention assignment covenants. The Company will enter into an indemnification agreement with Ms. Connelly, substantially in the form as applicable to other executive officers of the Company.
There are no other arrangements or understandings between Ms. Connelly and any other persons in connection with his appointment. There are no family relationships between Ms. Connelly and any director or executive officer of the Company, and Ms. Connelly is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act.
The foregoing description is qualified in its entirety by the CHRO Employment Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.
To support the Company’s CHRO transition, Mr. Campanello has entered into a Transitional Services and Separation Agreement with the Company (the “Campanello Transition Agreement”) pursuant to which he will remain as an employee of the Company in the role of Advisor to the CHRO until no later than March 28, 2025. In this role, Mr. Campanello will continue to receive an annual base salary of $410,000 and continue vesting in his outstanding equity awards; however, he will not be eligible for a bonus based on 2025 performance, and he will receive pro ration of his base salary to the extent his work schedule is reduced at the Company’s discretion to three days per week between December 31, 2024 and March 28, 2025. If Mr. Campanello does not resign and is not terminated by the Company for cause, in each case on or before March 28, 2025, the Company will (i) pay to Mr. Campanello severance of 12 months of Mr. Campanello annual base salary, (ii) pay the employer portion of certain health benefits for 12 months, and (iii) accelerate the vesting of Mr. Campanello then-outstanding equity grants subject to vesting within the twelve-month anniversary of the last day of his employment with the Company, in each case subject to Mr. Campanello’s continued compliance with restrictive covenants. The Campanello Transition Agreement also provides that Mr. Campanello will be subject to noncompetition and nonsolicitation restrictions in connection with his transition from the Company and includes a general release of claims from Mr. Campanello in favor of the Company. The terms of the Campanello Transition Agreement supersede any benefits for which Mr. Campanello would have otherwise been eligible under any other agreement between Mr. Campanello and the Company.

The foregoing description of the Campanello Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Campanello Transition Agreement, which is attached hereto as Exhibit 10.4, and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of November 4, 2024, by and between the Company and Karian Wong.
10.2	Transitional Services and Separation Agreement dated as of November 4, 2024, by and between the Company and Julie Zeiler.
10.3	Employment Agreement dated as of November 4, 2024, by and between the Company and Jules Connelly.
10.4	Transitional Services and Separation Agreement dated as of November 4, 2024, by and between the Company and Russell J. Campanello.
99.1	Press Release issued by the Company on November 6, 2024, furnished herewith.
99.2	Press Release issued by the Company on November 6, 2024, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2024	iRobot Corporation

By: /s/ Tonya S. Drake
Name: Tonya S. Drake
Title: EVP & General Counsel